LightPath Technologies, Inc.


                                                                      Exhibit 11
                                                                      ----------
                        Computation of Net Loss Per Share



                                                          For the Three Months
                                                          Ended March 31
                                                    ----------------------------

                                                        1998            1997
                                                        ----            ----
Net loss                                            $  (899,666)    $  (651,105)
Preferred stock 8% premium                              (97,637)           --
Imputed dividend on Series B and Series C
   Preferred Stock                                     (432,575)           --
                                                    ----------------------------
Net loss applicable to common shareholders          $(1,429,878)    $  (651,105)

                                                    ----------------------------
Weighted average common shares outstanding            3,080,463       2,764,338
                                                    ===========================
Net loss per common share basic and diluted         $      (.46)    $      (.24)
                                                    ===========================






                                                          For the Nine Months
                                                          Ended March 31
                                                    ----------------------------

                                                        1998            1997
                                                        ----            ----
Net loss                                             $(2,663,956)   $(2,341,355)
Preferred stock 8% premium                              (206,979)          --
Imputed dividend on Series A, Series B and Series C
  Preferred Stock                                     (1,055,800)          --
                                                    ----------------------------
Net loss applicable to common shareholders           $(3,926,735)   $(2,341,355)
                                                    ----------------------------
Weighted average common shares outstanding             2,916,691      2,751,623
                                                    ===========================
Net loss per common share basic and diluted          $     (1.34)   $      (.85)
                                                    ===========================
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